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                                                                    EXHIBIT 23.3

                         Independent Auditors' Consent

To the Stockholders and Board of Directors of Lennox International Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement No. 333-91136 on Form S-3 of Lennox International Inc. of our report dated February 4, 2003, included in the Annual Report on Form 10-K of Lennox International Inc. for the year ended December 31, 2002 and to the reference to our firm under the heading "Experts" therein. Our report refers to the adoption of Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets". Our report also refers to the transitional disclosures for 2001 and 2000 required by SFAS No. 142 and included in Note 2 under the heading "Goodwill and Other Intangible Assets". The 2001 and 2000 consolidated financial statements and financial statement schedules of Lennox International Inc. and subsidiaries were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and financial statement schedules, before the revision described in Note 2 to the financial statements, in their report dated February 6, 2002.

                                             KPMG LLP


Dallas, Texas
April 24, 2003